Exhibit 99.1
Bestewil Holding B.V.
Combined Financial Statements as of and for the
years ended December 31, 2008 and 2007

Bestewil Holding B.V.
Index

Report of Independent Auditors

To the board of Directors and	Jacques Dutilhweg 471a
Stockholders of Bestewil Holding B.V.	Postbus 8028
Nyon — Swiss	3009 AA Rotterdam
t 010 455 41 00
f 010 455 97 33
mail@tempelman.nl
www.tempelman.nl
We have audited the accompanying balance sheets of Bestewil Holding B.V. as of December 31, 2008 and 2007, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bestewil Holding B.V. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Material Uncertainty Regarding Continuation as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and experienced negative cash flows from operations. These conditions, along with other matters as set forth in Note 1, indicate the existence of a material uncertainty which may cast significant doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Rotterdam, June 15th 2009

Tempelman + Partners
Registeraccountants

/s/ W.A.J.M. van Batenburg RA
W.A.J.M. van Batenburg RA

Member of TIAG
a World Wide Network of
Independent Accounting Firms
(Illegible)
BTWnr.NL009658087B01

Bestewil Holding B.V.
Combined Balance Sheets
(Amounts in Euros)

		December 31,
		2008	2007

Assets
Current assets
Cash and cash equivalents		€46,654	€96,645
Accounts receivable, net		50,000	28,043
Other assets	note 3	50,941	45,707

Total current assets		147,595	170,395
Non-current assets
Property, plant and equipment, net	note 4	103,188	133,744
Goodwill	note 5	1,998,889	1,998,889
Other non-current assets		7,037	7,037

Total non-current assets		2,109,114	2,139,670

TOTAL ASSETS		€2,256,709	€2,310,065

Liabilities and Invested Equity
Current liabilities
Accounts payable		€17,409	€60,036
Accrued expenses	note 6	93,443	81,987
Deferred revenue		27,778	—

Total current liabilities		138,630	142,023

TOTAL LIABILITIES		138,630	142,023

Commitments and Contingencies	note 9

Invested Equity	note 10	2,118,079	2,168,042

TOTAL LIABILITIES AND INVESTED EQUITY		€2,256,709	€2,310,065

The accompanying notes are an integral part of these financial statements.

Bestewil Holding B.V.
Combined Statements of Operations
(Amounts in Euros)

		Year ended	Year ended
		December 31,	December 31,
		2008	2007

Revenues
Licensing agreements		€341,639	€173,565
Government grants		78,490	52,170

Total revenues		420,129	225,735

Operating Expenses
Research and development		378,725	476,596
General and administrative		165,558	360,075
Depreciation and amortization		31,736	25,085
Other expenses		788	1,053

Total operating expenses		576,807	862,809

Loss from operations before interest and income taxes		(156,678)	(637,074)

Interest expense	note 8	24,101	4,014

Income tax expense	note 7	—	424

NET LOSS		€(180,779)	€(641,512)

The accompanying notes are an integral part of these financial statements.

Bestewil Holding B.V.
Combined Statements of Invested Equity
(Amounts in Euros, except share data)

				Total
	Common Stock		Invested	Invested
	Shares	Amount	Equity	Equity
Balances at December 31, 2006	18,870	€18,870	€2,427,472	€2,446,342
Corporate overhead allocations from parent			123,788	123,788
Interest expense allocations from parent			4,014	4,014
Cash transfers from parent, net			235,411	235,411
Net loss			(641,512)	(641,512)

Balances at December 31, 2007	18,870	18,870	2,149,172	2,168,042
Corporate overhead allocations from parent			64,753	64,753
Interest expense allocations from parent			24,101	24,101
Cash transfers from parent, net			41,962	41,962
Net loss			(180,779)	(180,779)

Balances at December 31, 2008	18,870	€18,870	€2,099,209	€2,118,079

The accompanying notes are an integral part of these financial statements.

Bestewil Holding B.V.
Combined Statements of Cash Flows
(Amounts in Euros)

	Year ended	Year ended
	December 31,	December 31,
	2008	2007
Cash flows from operating activities
Net loss	€(180,779)	€(641,512)
Reconciliation of net loss to net cash used in operating activities
Depreciation	31,736	25,085
Allocations of interest	24,101	4,014
Allocations of corporate overhead	64,753	123,788
Changes in assets and liabilities
Accounts receivable	(21,958)	(25,940)
Accounts payable	(42,627)	(88,582)
Other assets and liabilities	34,000	90,256

Net cash used in operating activities	(90,774)	(512,891)

Cash flows from investing activities
Purchase of fixed assets	(1,179)	(157,861)

Net cash used in investing activities	(1,179)	(157,861)

Cash flows from financing activities
Cash transfers with parent, net	41,962	235,411

Net cash provided by financing activities	41,962	235,411

Net decrease in cash and cash equivalents	(49,991)	(435,341)
Cash and cash equivalents
Beginning of period	96,645	531,986

End of period	€46,654	€96,645

Supplemental disclosure of cash flow information
Cash paid for interest	€—	€—
Cash paid for taxes	€—	€3,141
The accompanying notes are an integral part of these financial statements.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

1.	The Company and Summary of Significant Accounting Policies

Background

Bestewil Holding B.V. (the Company), and its fully owned subsidiary, Virosome Biological B.V., was incorporated on April 15, 2003, and was created for the purpose of engaging in the research and development of virosome based vaccines. On November 27, 2006, Norwood Immunology Limited (Norwood) acquired 100% of the outstanding shares of the Company. The Company is based in Leiden, the Netherlands.

Basis of Presentation

The financial statements have been prepared on the basis of historical cost. Cost is based on the fair value of the consideration given in exchange for assets. All amounts are presented in Euro, unless otherwise noted.

In the application of US GAAP management is required to make judgments, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgments. Actual results may differ from these estimates.

Accounting policies are selected and applied in a manner which ensures that the resulting financial information satisfies the concepts of relevance and reliability, thereby ensuring that the substance of the underlying transactions or other events is reported.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Although the Company has been generating revenue through licensing agreements, research and development agreements, and grants, the Company has generated recurring losses, has a significant deficit accumulated, and will require additional funding to continue its operations. The Company’s ability to achieve a profitable level of operations in the future will depend in large part on continued development of its virosome products, obtaining regulatory approvals for such products, and continued development of partnerships to further such products. During the period required to develop these products, the Company may require substantial additional financing. There can be no assurance that such financing will be available when needed or that the Company’s planned products will be commercially successful.The Company has historically relied on financing provided from Norwood, and will likely continue to rely on such support from the parent company in the future. Any change in this support may raise concerns about the Company’s ability to continue as a going concern, and there may be a significant impact to the balance sheet and statement of operations if the Company ceases to be a going concern.

Whilst there are uncertainties as to the exact timing and form of generating revenues to fund the current level of activities of the Company for a reasonable period of time, the directors have a reasonable expectation that it can raise additional cash resources during the period for this purpose. The Company has received a letter of comfort from Mymetics Corporation, Delware, United States of America guaranteeing compliance by Mymetics Corporation with all liabilities, obligations and commitments of the Company in the event of any shortage of funds. This undertaking is valid for a period of 18 months following the financial year ended December 31, 2008. These financial statements have therefore been prepared on a going concern basis which contemplates the continuity of normal business activities and the realisation of asses and settlement of liabilities in the ordinary course of business.

The acquisition of the Company by Norwood was recorded in accordance with Staff Accounting Bulletin No. 103, Push Down Basis of Accounting Required in Certain Limited Circumstances (SAB No. 103). Accordingly, in the accompanying December 31, 2008 and 2007 combined balance

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

sheets, the consideration issued in connection with the acquisition has been “pushed down” to the Company and has been allocated to the assets acquired and liabilities assumed in accordance with Statements of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS No. 141). To estimate fair values for the allocation of assets acquired and liabilities assumed, we considered a number of factors, including among others, the application of multiples to discounted cash flow estimates. There is considerable management judgment with respect to cash flow estimates and appropriate multiples used in determining fair value.

The Company’s combined balance sheet and statements of operations, cash flows and invested equity represent the Company’s results of operations, cash flows and changes in invested equity as a stand-alone entity. These amounts were derived from the accounting records of Norwood using the results of operations and assets and liabilities of the Company, and were prepared on a carve-out accounting basis. All significant intercompany accounts and transactions have been eliminated. Management believes the assumptions underlying the combined financial statements are reasonable; however, the historical combined financial statements included herein may not necessarily reflect what its results of operations, financial position and cash flows would have been had Bestewil been a standalone company during the periods presented.

Norwood’s investment in the Company, presented as invested equity in the accompanying combined and consolidated financial statements, includes the accumulated earnings of the businesses as well as net cash transfers related to cash management functions performed by Norwood.

General and administrative expenses include allocated corporate costs from Norwood totaling €64,753 and €123,788 for the years ended December 31, 2008 and 2007, respectively. These costs are primarily related to Norwood’s corporate managerial and administrative services to the Company. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs had the Company operated as a separate entity during the periods presented.

Norwood used a centralized approach to cash management and financing its operations. During the periods covered by the combined financial statements, certain cash deposits were remitted to Norwood on a regular basis and are reflected within invested equity on the combined balance sheets. Similarly, certain cash disbursements were funded through Norwood’s cash accounts. As a result, none of Norwood’s cash, cash equivalents or liabilities pertaining to book overdrafts have been allocated to the Company in these combined and consolidated financial statements. As of December 31, 2008 and 2007, €305,487, and €239,425, respectively, are included within invested equity, representing transfers and accrued interest thereon from Norwood. The Company’s reported cash and cash equivalents relate to cash in bank accounts of the Company.

The Company’s combined statements of operations also include an allocation of interest expense from Norwood totaling €24,101 and €4,014 for the years ended December 31, 2008 and 2007, respectively. These costs are primarily related to Norwood’s consolidated interest expense and are allocated principally based on the average outstanding cash balance funded to the Company through Norwood (Note 8). Although interest expense has been allocated, there is no debt specific to the Company nor does the Company guarantee the debt of Norwood; therefore, no allocation of Norwood’s corporate debt has been made in the accompanying combined balance sheet as all transactions with Norwood are considered to have been immediately settled through invested equity.

In March 2009, Norwood announced its intention to divest the Company and that it had received an offer (the Acquisition) from Mymetics Corporation (Mymetics) to purchase 100% of the shares of the Company. These combined and consolidated financial statements have been prepared as a result of the Acquisition.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its fully owned subsidiary, Virosome Biological B.V. Significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents include investments that are highly liquid and have maturities of three months or less from the date of purchase. The carrying values of cash and cash equivalents approximate their fair value due to the short-term nature of these instruments. The Company’s reported cash and cash equivalents relate to cash in bank accounts of the Company. As discussed in Note 2, during the periods covered by these combined and consolidated financial statements, treasury activities at Norwood were generally centralized such that certain cash collections by the Company were remitted to Norwood. Amounts remitted to Norwood are not included in cash and cash equivalents.

Accounts Receivable

Accounts receivables are stated at their outstanding principal balances. Management reviews the collectability of receivables on a periodic basis and determines the appropriate amount of an allowance. Based on this review procedure, management has determined that the allowances at December 31, 2008 and 2007 are sufficient. The Company writes off receivables to the allowance when management determines that a receivable is not collectible.

When determining the allowances for uncollectible accounts, the Company utilizes its knowledge of specific customers and the age of the outstanding receivable. Changes in the allowances for uncollectible accounts are recorded as bad debt expense and are included in selling, general and administrative expense in the Company’s combined and consolidated statement of operations. No allowance for uncollectible accounts was recorded at December 31, 2008 and 2007.

Other Assets

Other current receivables consist of prepaid expenses, government grants receivable, corporate income tax receivables, Value Added Tax (VAT) receivables and wage tax receivables. Other receivables are stated at their net realizable value.

Property, Plant and Equipment

Property, plant and equipment are stated at historical cost, less accumulated depreciation. Additions and improvements that extend the useful life of an asset are capitalized; maintenance and repairs are expensed as incurred. When assets are retired or disposed of, the assets and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in the combined and consolidated statements of operations. The cost of property, plant and equipment is depreciated using the straight-line method over the following estimated useful lives of the respective assets:

Category	Depreciation Period
Laboratory equipment	5 years
Computer and other office equipment	5 years

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

Other Non-Current Assets

Other non-current assets consist of a rent deposit of the Company’s leased premises. At December 31, 2008 and 2007, the Company had rent deposits amounting to €7,037.

Leases

Leases, which meet specific criteria noted in SFAS No. 13, Accounting for Leases (SFAS No. 13), are capitalized at the inception of the lease at the present value of the minimum lease payments. All other leases are accounted for as operating leases and are recognized as an expense on a straight-line basis over the lease term.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets with indefinite useful lives are not subject to amortization, but are instead tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the carrying value may not be recoverable as provided by SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). The Company performs the goodwill impairment test annually on December 31. SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. First, the reporting unit’s fair value is compared to its carrying value to determine if impairment exists. If necessary, the second step of the goodwill impairment test is used to measure the amount of the impairment loss. The second step compares the implied fair value of the goodwill with the carrying value of the goodwill, and any excess of the carrying amount over the implied fair value is recognized as an impairment charge. No impairments of goodwill were recognized during the year ended December 31, 2008.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment of Disposable Long-Lived Assets (SFAS No. 144), the Company will record impairment losses on long-lived assets used in operations when events or changes in circumstances indicate that assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. The amount of the impairment loss to be recorded is calculated by the excess of the asset’s carrying value over its fair value. Fair value is generally determined using a discounted cash flow analysis. To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.

Commitments and Contingencies

In the normal course of business, the Company may be named as a party to various legal claims, actions and complaints, including matters involving employment, intellectual property, effects from the use of utilizing our technology, or others. It is impossible to predict with certainty whether any resulting liability would have a material adverse effect on the Company’s financial position, results of operations or cash flows. The Company assesses any such contingencies in accordance with SFAS No. 5, Accounting for Contingencies (SFAS No. 5).

Concentration of Credit Risks

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of trade accounts receivable. The Company grants credit to customers in the ordinary course of business. Accounts receivable and revenue were derived from less than five customers for each of the periods presented.

Concentration of Supplier Risks

Some of the key components used for researching and developing the Company’s products come from a single or limited sources of supply.

Revenue

The Company’s revenues are generated through government grants and license arrangements, including non-refundable upfront license fees, research reimbursement payments, exclusive licensed rights to patented or patent pending compounds, technology access fees, and various performance milestones.

Revenues from government grants and research agreements are recognized on a cost reimbursement basis consistent with the performance requirements of the related agreements.

The Company defers recognition of non-refundable upfront fees if it has continuing performance obligations without which the technology, right, product or service conveyed in conjunction with the non-refundable fee has no utility to the licensee that is separate and independent of Company performance under the other elements of the arrangement. In addition, if the Company has continuing involvement through research and development services that are required because its know-how and expertise related to the technology is proprietary to the Company, or can only be performed by the Company, then such up-front fees are deferred and recognized over the period of continuing involvement. At December 31, 2008 and 2007, the Company had deferred revenue amounting to €27,778 and nil, respectively.

Payments related to substantive, performance-based milestones in research and development arrangements are recognized as revenue upon the achievement of the milestones as specified in the underlying agreements when they represent the culmination of the earnings process.

Research and development reimbursements are treated as revenue as the Company is the primary obligor in the arrangement.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

Research and Development

Research and development (R&D) expenses include related salaries, contractor fees, materials and utilities. R&D expenses also consist of independent R&D costs and costs associated with collaborative development arrangements. In addition, the Company funds R&D at other companies and research institutions under agreements. R&D costs are expensed as incurred.

Employee Benefit Plan

The Company has a defined contribution retirement plan for one employee. The employer finances the pension insurance premium according to the Dutch Pension law (artikel 10 sub c van de Pensioenwet). The AOW-franchise is the minimum as defined by Dutch tax law (Wet op loonbelasting 1964). The annual defined contribution is €7,172. For the other employees, the Company does not have pension obligations.

Patent Costs

Costs related to filing and pursuing patent applications are expensed as incurred as recoverability of such expenditures is uncertain.

Income Taxes

In accordance with SFAS No. 109, Accounting for Income Taxes (SFAS No. 109), a deferred tax asset or liability is determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income (SFAS No. 130), requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. Comprehensive loss was not different than net loss for the periods presented.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, and other assets and liabilities. Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (SFAS No. 157), which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurement be classified and disclosed in one of the following three categories:
Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

The Company adopted SFAS 157 on January 1, 2008 related to financial assets and liabilities. This did not have a material impact on the combined and consolidated financial statements. The Company believes that the recorded values of all financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In April 2009, the FASB issued FASB Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP No. 157-4), which clarifies the application of SFAS No. 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP No. 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP No. 157-4 emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. FSP No. 157-4 is effective for periods beginning after June 15, 2009. The Company does not expect this guidance to have a material impact on the Company’s financial statements.

In October 2008, the FASB issued FASB Staff Position No. FAS 157-3, Determining the Fair Value of a Financial Asset in a Market That Is Not Active (FSP No. 157-3), which clarifies the application of SFAS No. 157 when the market for a financial asset is inactive. Specifically, FSP No. 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The guidance in FSP No. 157-3 is effective immediately and did not have a material impact on the Company’s financial statements.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-1 (FSP No. 157-1), which excludes SFAS No. 13 and certain other accounting pronouncements that address fair value measurements under SFAS No. 13, from the scope of SFAS No. 157. In February 2008, the FASB issued FASB Staff Position No. 157-2 (FSP 157-2), which provides a one-year delayed application of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company is required to adopt SFAS No. 157 as amended by FSP 157-1 and FSP 157-2 on January 1, 2009, the beginning of its fiscal year 2009 (as related to nonfinancial assets and liabilities). The Company does not expect the application of SFAS No. 157 (as related to nonfinancial assets and liabilities) to have a material effect on the Company’s financial statements.

In December 2007, the FASB ratified EITF Issue No. 07-1, Accounting for Collaborative Arrangements (EITF 07-1). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008. The Company is assessing the impact that the adoption of this statement will have on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (SFAS No. 141(R)), and SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (SFAS No. 160). These new standards will significantly change the accounting and reporting for business combination transactions and non-controlling interests in

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are required to be adopted simultaneously and are effective for the first annual reporting period beginning on or after December 15, 2008, and will only impact future business combinations. The Company is assessing the impact that the adoption of these statements will have on the Company’s financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), which is applicable for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109. FIN 48 prescribes a recognition threshold and measurement for financial statement recognition and measurement of a tax position reported or expected to be reported on a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. On January 1, 2007, we adopted FIN 48. Prior to the adoption of FIN 48, our policy was to recognize tax benefits of uncertain tax positions unless it was probable that a position would not be sustained. FIN 48 requires application of a “more likely than not” threshold to the recognition and de-recognition of tax positions. In December 2008, the FASB issued FSP No. FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (FSP No. FIN 48-3). FSP No. FIN 48-3 deferred the effective date of applying FIN 48 for certain non-public enterprises to annual periods beginning after December 31, 2008. The Company is assessing the impact that the adoption of this statement will have on the Company’s financial statements.

2.	Related Party Transactions

These combined and consolidated financial statements include transactions with affiliated companies.

General and administrative expenses include allocated corporate costs from Norwood totaling €64,753 and €123,788 for the years ended December 31, 2008 and 2007, respectively. These costs are primarily related to Norwood’s corporate managerial and administrative services to the Company. Management considers that such allocations have been made on a reasonable basis, but may not necessarily be indicative of the costs had the Company operated as a separate entity during the periods presented.

Norwood used a centralized approach to cash management and financing its operations. During the periods covered by the combined financial statements, certain cash deposits were remitted to Norwood on a regular basis and are reflected within invested equity on the combined balance sheets. Similarly, certain cash disbursements were funded through Norwood’s cash accounts. As a result, none of Norwood’s cash, cash equivalents or liabilities pertaining to book overdrafts have been allocated to the Company in these combined and consolidated financial statements. As of December 31, 2008 and 2007, €305,487, and €239,425, respectively, are included within invested equity, representing transfers and accrued interest thereon from Norwood. The Company’s reported cash and cash equivalents relate to cash in bank accounts of the Company.

The Company’s combined statements of operations also include an allocation of interest expense from Norwood totaling €24,101 and €4,014 for the years ended December 31, 2008 and 2007, respectively. These costs are primarily related to Norwood’s consolidated interest expense and are allocated principally based on the average outstanding cash balance funded to the Company through Norwood (Note 8). Although interest expense has been allocated, there is no debt specific to the Company nor does the Company guarantee the debt of Norwood; therefore, no allocation of Norwood’s corporate debt has been made in the accompanying combined balance sheet as all transactions with Norwood are considered to have been immediately settled through invested equity.

In addition, during the year ended December 31, 2008, Mymetics reimbursed the Company for certain costs incurred by the Company related to the Acquisition. During 2008, this amounted to

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

€100,000 of cash received and has been recorded as a reduction to research and development expenses for the year ending December 31, 2008.

3.	Other Assets

Other assets consisted of the following at December 31:

	2008	2007

Government grants receivable	€15,000	€10,000
Prepaid expenses	26,526	4,276
Corporate income tax receivables	3,432	3,432
Value added tax receivables	5,983	13,650
Wage tax receivables	—	14,349

Other assets	€50,941	€45,707

4.	Property, Plant and Equipment, net

Property, plant and equipment, net, consisted of the following at December 31:

	2008	2007

Laboratory equipment	€151,453	€150,902
Computer and other office equipment	11,068	10,439

Subtotal	162,521	161,341
Less: Accumulated depreciation	(59,333)	(27,597)

Property, plant and equipment, net	€103,188	€133,744

5.	Goodwill

Goodwill of €1,998,889 relates to Norwoods purchase accounting for the November 27, 2006 acqusition of the Company, which has been pushed down to the Company in accordance with SAB No. 103.

All acquired in-process research and development acquired in the purchase transaction has been immeditely expensed.

6.	Accrued Expenses

Accrued expenses consist of the following at December 31:

	2008	2007

Other accruals	€89,002	€71,590
Accrued employee benefits	3,013	3,225
Wage taxes	1,428	—
Pension premiums	—	7,172

Accrued expenses	€93,443	€81,987

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

7.	Income Taxes

The Company accounts for income taxes using the asset and liability approach as required by SFAS No. 109. Deferred income taxes are provided for the differences between the tax basis of assets or liabilities and their reported amounts in the financial statements. This method also requires the recognition of future tax benefits, such as net operating loss carryforwards and research and development credits, to the extent that realization of such benefits is more likely than not. At December 31, 2008 and 2007, deferred tax assets consisted of the following:

	2008	2007

Deferred tax assets
Net operating loss carryforwards	€174,267	€155,833
Other	9,806	7,469

Total deferred tax assets	184,073	163,302
Valuation allowance for deferred tax assets	(184,073)	(163,302)

Net deferred taxes	€—	€—

The Company believes there is not sufficient evidence that future taxable income will be adequate to permit the realization of the future tax deductions embedded in this asset. As such, in accordance with SFAS No. 109, we have established a valuation allowance to reduce the deferred tax asset since it is more likely than not that the deferred tax asset will not be realized.
The difference between the provision for (benefit from) income taxes and the amount computed by applying the federal statutory income tax rate to income (loss) before provision for (benefit from) income taxes is explained below:

	2008	2007

Loss before provision for income taxes	€(180,779)	€(641,088)

Tax benefit at local statutory rate	36,156	128,218
Permanent differences	(12,951)	(32,663)
Other	(2,434)	4,068
Change in valuation allowance	(20,771)	(100,047)

Provision for income taxes	€—	€(424)

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

At December 31, 2008, the Company has available approximately €881,710 in unused operating loss carry forwards that pertain to the Netherlands. The expiration of these unused operating loss carry forwards is the following:

2009	€—
2010	—
2011	—
2012	1,329
2013 and thereafter	880,381

Total unused operating loss carry forwards	€881,710

In July 2006, the FASB issued FIN 48, which is applicable for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement for financial statement recognition and measurement of a tax position reported or expected to be reported on a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. On January 1, 2007, we adopted FIN 48. FIN 48 requires application of a “more likely than not” threshold to the recognition and de-recognition of tax positions. In December 2008, the FASB issued FSP No. FIN 48-3. FSP No. FIN 48-3 deferred the effective date of applying FIN 48 for certain non-public enterprises to annual periods beginning after December 31, 2008. The Company is assessing the impact of this statement on its combined and consolidated financial statements.

8.	Debt and Interest Expense

The Company had no bank debt outstanding at December 31, 2008 or 2007. As discussed in Note 2, Norwood used a centralized approach to cash management and financing its operations. During the periods covered by the combined financial statements, certain cash deposits were remitted to Norwood on a regular basis and are reflected within invested equity on the Combined Balance Sheets. Similarly, certain cash disbursements were funded through Norwood’s cash accounts. As a result, none of Norwood’s cash, cash equivalents or liabilities pertaining to book overdrafts has been allocated to the Company in these combined and consolidated financial statements. As of December 31, 2008 and 2007, €305,487 and €239,425, respectively, are included within invested equity, representing cash transfers and accumulated interest thereon from Norwood. The Company’s reported cash and cash equivalents relate to cash in bank accounts of the Company.

The financial statements also include an allocation of Norwoods’s interest expense totaling €24,101 and €4,014 for the years ended December 31, 2008 and 2007, respectively. Although interest expense has been allocated, there is not debt specific to the Company nor does the Company guarantee the debt of Norwood; therefore, no allocation of Norwood’s corporate debt has been made in the accompanying combined balance sheet as all transactions with Norwood are considered to have been immediately settled through invested equity.

9.	Commitments and Contingencies
     Commitments
Lease Commitments
The Company holds an operating lease for its laboratory in Leiden, the Netherlands. The lease agreement is valid up to and including January 1, 2010 and if not cancelled as per agreed, the agreement is continued for consecutive periods of 1 year at each time. This is up to a maximum of 5 years since inception of the agreement, which is up to and including January 1, 2012. Lease

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

expense recognized for this lease was €31,326 and €30,330 for the years ended December 31, 2008 and 2007, respectively. The Company’s annual minimum non-cancellable lease payments (excluding VAT) under this operating lease are:

2009	€32,272
2010 and thereafter	—

€32,272

No other lease arrangements have been entered into by the Company as of December 31, 2008.

Non-cancellable purchase commitments

The Company has no non-cancellable purchase agreements as of December 31, 2008.

Contingent Liabilities

Environmental

Although the Company believes that it utilizes operating practices that are standard in the relevant industry and are in compliance with existing environmental regulations, there can be no assurances that environmental laws and regulations will not become more stringent in the future or that the Company will not incur significant costs in the future to comply with such laws and regulations. While it is not possible to predict with certainty, management believes that environmental remediation costs, that are probable of being incurred, are immaterial based on an assessment of relevant factors and assumptions, and as a result, no liability has been recorded; and such costs are not expected to have a material adverse effect on the Company’s future financial position, results of operations or cash flows.

Guarantees

The Company has not entered into any agreements that would require it, as a guarantor, to recognize a liability for the fair value of obligations it has undertaken in issuing the guarantee.

10.	Invested Equity

The invested equity balance in the combined financial statements of the Company constitutes Norwood’s investment in the Company and represents the excess of total assets over total liabilities. Invested equity includes the effects of carve-out allocations from Norwood, the funding of the Company’s activities from Norwood, and the Company’s cumulative net income. As a consequence, invested equity does not constitute any contract that evidences a residual interest in the assets after deducting liabilities.

Prior to the acquisition of the Company by Norwood, consolidated shareholders’ equity represented the cumulative investment by the shareholders’, along with the net losses of the Company.

As of December 31, 2008 and 2007, invested equity includes €305,487 and €239,425, respectively, representing cash transfers and accumulated interest thereon from Norwood, which does not have the characteristics of debt. The interest expense funded by Norwood represents interest charges allocated to the Company based on average levels of funding provided to the Company by Norwood. See Notes 2 and 8.

Total authorized shares of Bestewil include 50,000 common shares and 40,000 preferred shares, with a par values of €1.00 per share, of which 18,870 common shares are issued and outstanding. All shares are owned by Norwood.

Bestewil Holding B.V.
Notes to Combined Financial Statements
(Amounts in Euros, unless otherwise noted)

11.	Subsequent Events

On March 5, 2009, Mymetics and Norwood entered into a Share Purchase Agreement pursuant to which Mymetics agreed to purchase all issued and outstanding shares of capital stock of the Company from its parent, Norwood, and all issued and outstanding shares of capital stock of Virosome Biologicals B.V. which were held by the Company. Mymetics has agreed to pay €5.0 million to Norwood at the closing date (April 1, 2009), and to issue a convertible redeemable note in the principal amount of €2.5 million due 36 months after the closing date, bearing interest at 5% per annum, convertible into shares of the Mymetics common stock at a conversion rate of the lower of (i) $0.80 or (ii) the issue price of the shares of common stock that Mymetics intends to issue after the closing date for the purpose of capital raising. In addition, Mymetics has granted Norwood an option to acquire shares of Mymetics common stock approximating $9.6 million. Each share option shall be exercisable for a period of three years from the closing date.

Further contingent consideration to be paid after completion of the Share Purchase Agreement includes:
•	A payment of up to €2.8 million in cash in the event of a license agreement being signed by April 1, 2011 with a third party to access the Company’s intellectual property and know how in the field of Respiratory Syncytial Virus (RSV License),

•	A payment of up to €3.0 million in cash should a third party commence a Phase III clinical trial by April 1, 2013 for its intranasal influenza vaccine licensed from the Company,

•	A payment of 50% of Mymetics’ net royalties received from a RSV License, payable in cash,

•	A payment of 25% of any net amounts received by Mymetics from a third party Herpes Simplex Virus License based upon the Company’s intellectual property payable in cash.